Exhibit 3.1

                                 STATE OF NEVADA
                        [THE GREAT STATE OF NEVADA SEAL]
ROSS MILLER                                                SCOTT W. ANDERSON
Secretary of State                                         Deputy Secretary
                                                       for Commercial Recordings

                                  OFFICE OF THE
                               SECRETARY OF STATE


                                 Certified Copy

                                                                 January 7, 2008

Job Number:       C20080107-1124
Reference Number: 00001674960-93
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)      Description                             Number of Pages
20080008870-63          Stock Split                             1 Pages/1 Copies



[THE GREAT STATE OF NEVADA SEAL]

                                                   Respectfully,

                                                   /s/ Ross Miller
                                                   ROSS MILLER
                                                   Secretary of State

                                              By   /s/ J. McCarley
                                                   Certification Clerk



                          Commercial Recording Division
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138

[LOGO OMITTED]    ROSS MILLER
                  Secretary of State
                  204 North Carson Street, Ste 1
                  Carson City, Nevada 89701-4299
                  (776) 684 5708
                  Website: secretaryofstate.biz

                                  ----------------------------------------------
                                  Filed in the office of   Document Number
                                                           20080008870-63
                                  /s/ Ross Miller          Filing Date and Time
                                  Ross Miller              01/0712008 11:00 AM
                                  Secretary of State       Entity Number
                                  State of Nevada          C14972-2001
                                  ----------------------------------------------

--------------------------------
 Certificate of Change Pursuant
         to NRS 78.209
--------------------------------



USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

               Certificate of Change filed Pursuant to NRS 78.209
               --------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------

1. Name of corporation:

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

1,008,000,000 shares of capital stock, of which 1,000,000,000 shares are common stock, $0.001 par value, and 8,000,000 shares are preferred stock, $0.001 par value.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

108,000,000 shares of capital stock, of which 100,000,000 shares shall be common stock, $0.001 par value, and 8,000,000 shares shall be preferred stock, $0.001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the some class or series:

1 for 10: each 10 issued and outstanding shares of common stock, $0.001 par value, is converted into 1 share of common stock, par value $0.001

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the nearest whole share. The percentage of standing shares that will affected thereby is less than 1%.

7. Effective date of filing (optional): 17108

                 (must not be later than 90 days after the certificate is filed)

8. Officer Signature: X /s/ Hong Jun Li          President
                      -----------------------
                             Signature            Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

                                        Nevada Secretary of State AM 78.209 2007
                                                              Revised 01/01/2007
This form must be accompanied by appropriate fees.